McGladrey & Pullen
Certified Public Accountants

McGladrey & Pullen, LLP
One Valley Square, Ste. 250
512 Township Line Road
Blue Bell, PA 19422-2700
O 215-641-8600 F 215-641-8680

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (No. _____) on Form S-8 of Greater Community Bancorp of our reports dated February 28, 2006 relating to our audits of the consolidated financial statements, and internal control over financial reporting, which appear in the Annual Report to Shareholders, which is incorporated in the Annual Report on Form 10-K of Greater Community Bancorp for the year ended December 31, 2005.

We also consent to the reference to our firm as Experts in Item 5 of Form S-8 of Greater Community Bancorp.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
Blue Bell, Pennsylvania
May 16, 2006

McGladrey & Pullen, LLP is a member firm of RSM International-
an affiliation of separate and independent legal entities.